Exhibit 10.1

EXECUTION VERSION

NETFLIX, INC.

€1,300,000,000 3.625% Senior Notes due 2027

Purchase Agreement

April 26, 2017

Morgan Stanley & Co. International plc

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Morgan Stanley & Co. International plc

25 Cabot Square

London E14 4QA

United Kingdom

Ladies and Gentlemen:

Netflix, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), €1,300,000,000 principal amount of its 3.625% Senior Notes due 2027 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of May 2, 2017 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated April 24, 2017 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities by an Initial Purchaser were first made (the “Time of Sale”), the Company has prepared the following information (collectively, the

“Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto including the term sheet substantially in the form of Annex B hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement relating to such series of Securities (the “Registration Rights Agreement”), to be dated the Closing Date (as defined below). Pursuant to the Registration Rights Agreement, the Company will agree, in certain limited circumstances, to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the resale of the Securities or the Exchange Securities referred to (and as defined) in and as required by the Registration Rights Agreement.

The Company and the several Initial Purchasers hereby confirm their agreement concerning the purchase and resale of the Securities, as follows:

1.    Purchase and Resale of the Securities.

(a)    The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.10% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from May 2, 2017 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)    to persons whom it reasonably believes to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)    outside the United States in accordance with the restrictions set forth in Annex C hereto.

(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e)    The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

2.    Payment and Delivery.

(a)    Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on May 2, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)    Payment for the Securities, which will be represented by one or more global notes (collectively, the “Global Note”), shall be made by wire transfer in immediately available funds to the account(s) specified by the Company, with such Global Notes deposited by or on behalf of a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream

Banking, société anonyme (“Clearstream”), or their nominees, and such payment being made against the Company delivering the Securities to the Representative, for the account of the Initial Purchasers, by causing Euroclear and Clearstream to credit the Securities represented by the Global Note to the account of the Representative at Euroclear and Clearstream. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a)    Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)    Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)    Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any statement or omission that shall have been superseded or modified in either (i) a document subsequently filed with the Commission and incorporated by reference in each of the Time of Sale Information and the Offering Memorandum or (ii) each of the Time of Sale Information and the Offering Memorandum.

(d)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; except as set forth therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(e)    No Material Adverse Change. Except as disclosed in the Time of Sale Information and the Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any material change in the capital stock (other than the issuance of the shares of common stock, options or restricted stock units to purchase or acquire shares of common stock granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing stock option, employee stock purchase and other similar officer, director or employee benefit plans or the issuance of the common stock upon the exercise of outstanding options and warrants) or long-term debt of the Company or its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change in the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f)    Organization and Good Standing. The Company and each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, a “Significant Subsidiary”) of the Company has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses as currently conducted requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is currently engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any Significant Subsidiary other than the entities listed in Schedule 2 to this Agreement.

(g)    Capitalization. The Company has the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of the Significant Subsidiaries of the Company have been duly and validly authorized and issued, are, to the extent applicable, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture, the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)    The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j)    The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)    The Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Company, and if duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)    Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(m)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)    No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Exchange Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and their compliance with their agreements contained herein, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)    No Consents Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and their compliance with their agreements contained herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required on the part of the Company for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Exchange Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required (1) under applicable state and foreign securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers or (2) with respect to the Securities and/or the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as are expressly contemplated by the Transaction Documents or (iv) as may be required under the Control of Borrowing (Order) Jersey 1958 and the Companies (General Provisions) (Jersey) Order 2002 or under the rules and regulations of the Channel Islands Securities Exchange Authority Limited (the “Exchange”) with respect to the listing of the Securities on the official list of the Exchange and admitting the Securities to trading on the Exchange.

(q)    Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is to, the knowledge of the Company, the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such Actions are threatened or contemplated by any governmental or regulatory authority.

(r)    Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)    Title to Real and Personal Property. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, the Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)    Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in the Time of Sale Information and the Offering Memorandum: (i) the Company and its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets) and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not infringe, violate or conflict in any material respect with any such rights of others, and the Company and its Significant Subsidiaries have not received any notice of any claim of infringement or violation of or conflict with any such rights of others.

(u)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described pursuant to Item 404 of Regulation S-K in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)    Taxes. Except, in each case, for (i) any such taxes or tax deficiencies that are currently being contested in good faith by appropriate proceedings and for which the Company has established adequate reserves in accordance with generally accepted accounting principles or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (1) the Company and its Significant Subsidiaries have paid all federal, state, local and foreign taxes (including any interest and penalties) and filed all tax returns required to be paid or filed through the date hereof and (2) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Significant Subsidiaries or any of their respective properties or assets. There are no stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid under the laws of the United States or any political subdivision thereof in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities.

(x)    Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course except where such revocation, modification or non-renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company’s Significant Subsidiaries’ principal suppliers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(z)    Compliance With Environmental Laws. (i) The Company and its Significant Subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its Significant Subsidiaries; except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its Significant Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $5.0 million or more will be imposed on the Company or any of its Significant Subsidiaries and (y) the Company and its Significant Subsidiaries are not aware of any noncompliance by them with Environmental Laws, or liabilities or other obligations of them under Environmental Laws or laws concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(aa)    Compliance With ERISA. Except as disclosed in each of the Time of Sale Information and Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (v) neither the Company nor any member of the Controlled Group has incurred any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(bb)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)    Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) the maintenance of records is in reasonable detail that accurately and fairly reflects the transactions and disposition of assets; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and receipts and expenditures are being made only in accordance with the authorizations of management and directors; (iii) regarding prevention or timely detection of unauthorized acquisitions, the use or disposition of the Company’s assets that could have a material effect on financial statements; and (iv) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(dd)    Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses which insurance is in amounts and insures against such losses and risks as are adequate in the reasonable judgment of the Company to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)    No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintain and enforce and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(ff)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)    No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) except as detailed in Schedule 3, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as detailed in Schedule 3, for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh)    Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(ii)    No Restrictions on Subsidiaries. Except as is not material to the Company’s ability to make payments on the Securities when due, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company, except for any such restrictions that will be permitted by the Indenture.

(jj)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ll)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(mm)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates (as defined in Rule 501 (b) of Regulation D) or any other person acting on its or their behalf (other than the Initial Purchasers or persons acting on their behalf, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(nn)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(oo)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)    Sarbanes-Oxley Act: There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)    Interactive Data. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)    Exchange Listing. Application has been or will be made by the Company for the Securities to be admitted to the official list of the Exchange and admitted to trading on the Exchange.

(vv)    Compliance with FSMA. Neither the Company nor any of its subsidiaries has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will distribute any material in connection with the offering and sale of the Securities other than the Time of Sale Information or the Offering Memorandum or other materials, if any, permitted by the Securities Act and the U.K. Financial Services and Markets Act 2000 (“FSMA”), or regulations promulgated pursuant to the Securities Act or FSMA, and approved by the parties to this Agreement, or required to be distributed by Nasdaq Global Select Market or the Exchange.

4.    Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)    Delivery of Copies. Until the earlier to occur of (i) the completion of the initial resale of the Securities by the Initial Purchasers and (ii) the one year anniversary of the Closing Date, the Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)    Offering Memorandum, Amendments or Supplements. During the period beginning the date hereof and the ending upon the earlier to occur of (i) the completion of the initial resale of the Securities by the Initial Purchasers and (ii) the one year anniversary of the Closing Date, before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects; provided, however, that the Representative shall not object to any such filing if the Company obtains advice of outside counsel that such filing is required under the rules and regulations of the Securities Act or Exchange Act; provided further that the Company shall have the right to file with the Commission any report required to be filed by the Company under the Exchange Act (based on the advice of the Company’s internal or external counsel) no later than the time period required by the Exchange Act.

(c)    Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f)    Ongoing Compliance of the Offering Memorandum. If at any time prior to the earlier of (i) the completion of the initial resale of the Securities and (ii) the one year anniversary of the Closing Date, (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with applicable law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions (including Canada) as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the initial offering and resale of the Securities by the Initial Purchasers; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year; provided that the foregoing shall not apply to the sale of Securities under this Agreement or the Exchange Securities.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)    Euroclear and Clearstream. The Company will use commercially reasonable efforts to assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream and use its commercially reasonable efforts to maintain such eligibility for settlement through the facilities of Euroclear and Clearstream for so long as the Securities are eligible for resale.

(l)    No Resales by the Company. Until the earlier of the one year anniversary of the Closing Date and the completion of the exchange offer contemplated by the Registration Rights Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for sales of Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or pursuant to any exemption under the Securities Act that results in such Securities not being “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

(m)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and persons acting on their behalf, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)    Exchange Listing. The Company will use commercially reasonable efforts (i) to cause the Securities to be admitted to the official list of the Exchange and admitted to trading on the Exchange as soon as reasonably practicable after the date hereof; and (ii) maintain such listing for as long as any of the Securities are outstanding; provided that the Company shall not be required to maintain such listing if doing so would (1) require preparation of financial statements in accordance with standards other than those accounting principles generally accepted in the United States, (2) require preparation of any financial statements other than those the Company is required to file with the Commission pursuant to United States federal securities laws, (3) as a result of disclosure of information by the Company in connection with such listing pursuant to applicable law or listing requirements, require the Company to publicly disclose or file with the Commission such information, which information the Company is not otherwise required to publicly disclose or file under applicable United States federal securities laws, as reasonably determined by the Company, or (4) otherwise become unduly burdensome, as reasonably determined by the Company. If the Securities cease to be listed on the Exchange, the Company shall use commercially reasonable efforts to promptly list such Securities on a “recognised stock exchange” as defined in Section 1005(1) of the Income Tax Act 2007 of the United Kingdom and to maintain such listing on such an exchange for so long as any of the Securities are outstanding, in each case, subject to the proviso in the immediately foregoing sentence.

(q)    Payments. All payments made by the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Initial Purchasers or for which the Initial Purchasers are to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense incurred by the Initial Purchasers and for which the Initial Purchasers are to be reimbursed, the Company shall be obligated to reimburse the Initial Purchasers for such VAT.

5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance in all material respects by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, registered under Section 15E of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)    Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, a letter, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum ; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)    Opinion and 10b-5 Statement of Counsel for the Company. Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex D hereto.

(g)    Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)    Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(k)    Euroclear and Clearstream. The Securities shall be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(l)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and, immediately following the payment for the Securities pursuant to Section 2(b), duly authenticated by the Trustee.

(m)    Appointment of Agents. The Company shall have appointed a paying agent and registrar in London under the Indenture.

(n)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities (including such legal fees and expenses) arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)    Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in a connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the fourth sentence of the eighth paragraph and the ninth paragraph, each under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Morgan Stanley & Co. International plc and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq Global Select Market or the London Stock Exchange or the Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal,

United Kingdom, European Union, Channel Island or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.    Defaulting Initial Purchaser.

(a)    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable thereon; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions (including Canada) as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties as may be agreed by the Company, the Trustee, and the paying agent); (viii) all expenses and application fees incurred in connection with the application for the approval of the Securities for book-entry transfer by Euroclear and Clearstream; (ix) any cost incurred in connection with listing the Securities on the Exchange; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (except that, subject to Section 10(b), the Initial Purchasers shall pay 100% of the cost of any aircraft used in connection with the “road show”).

(b)    If (i) this Agreement is terminated pursuant to Section 8(ii) (other than as the result of an event of the type described in Section 8(i)), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel and the full cost of any aircraft used in connection with the “road show”)) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 7 hereof, and in each case their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.    Survival. The respective indemnities, rights of contribution, representations, warranties (it being understood that such representations and warranties are made only as of the date hereof and as of the date of any officer’s certificate delivered pursuant to Section 6(d)) and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, London or the Channel Islands; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.    Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers. Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any Initial Purchaser and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Initial Purchaser (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

1.    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

2.    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

3.    the cancellation of the BRRD Liability; and

4.    the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 15:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

16.    Judgment Currency. The Company agrees to indemnify each Initial Purchaser, its directors, officers, affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Initial Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars or euros and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar or euro amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars or euro with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.    Miscellaneous.

(a)    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Morgan Stanley & Co. International plc on behalf of the Initial Purchasers, and any such action taken by Morgan Stanley & Co. International plc shall be binding upon the Initial Purchasers.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Morgan Stanley & Co. International plc, 25 Cabot Square, London E14 4QA, United Kingdom, Attention: High Yield Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be given to it at Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032 (fax: (408) 317-0414); Attention: David Wells with a copy to Wilson Sonsini Goodrich Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (fax: (650) 493-6811); Attention John A. Fore.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication or electronic .pdf transmission), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
NETFLIX, INC.

By:	/s/ David Wells
	Name:	David Wells
	Title:	CFO

Accepted: April 26, 2017

MORGAN STANLEY & CO. INTERNATIONAL PLC

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By:	/s/ Alyssa Simon
	Name:	Alyssa Simon
	Title:	Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. International plc	€650,000,000
J.P. Morgan Securities plc	€260,000,000
Goldman, Sachs & Co.	€195,000,000
Deutsche Bank AG, London Branch	€130,000,000
Allen & Company LLC	€65,000,000

Total	€1,300,000,000

Schedule 2

Netflix Entretenimento Brasil LTDA

Netflix International B.V.

Netflix K.K.

Netflix Streaming Services, Inc.

Netflix Studios, LLC

NetflixCS, Inc.

Schedule 3

The Company’s streaming services are generally available worldwide, other than in the People’s Republic of China, Crimea, North Korea and Syria.

The Company held meetings in Cuba in April 2016.

ANNEX A

a.	Additional Time of Sale Information

1.    Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

[See attached]

€1,300,000,000 3.625% Senior Notes due 2027

Pricing term sheet dated April 26, 2017 to Preliminary Offering Memorandum dated April 24, 2017 of Netflix, Inc. (the “Company”)

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this pricing term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Change in Offering Size

The total size of the offering has been increased from €1,000,000,000 to €1,300,000,000. The proceeds received from the increase of €300,000,000 will be used for general corporate purposes. Corresponding changes will be made where applicable throughout the Preliminary Offering Memorandum.

Issuer:	Netflix, Inc.

Guarantees:	The notes generally are not required to be guaranteed by any subsidiaries. In the future, the notes may be guaranteed on a senior unsecured basis by certain domestic subsidiaries.

Security Description:	Senior Unsecured Notes

Distribution:	144A/Reg S with Contingent Registration Rights

Face:	€1,300,000,000, which represents a €300,000,000 increase from the face amount in the Preliminary Offering Memorandum

Gross Proceeds:	€1,300,000,000

Coupon:	3.625%

Maturity:	May 15, 2027

Offering Price:	100% plus accrued interest, if any, from May 2, 2017

Yield to Maturity:	3.625%

Spread to Bund:	+327 basis points

Benchmark:	6.5% German Bund due July 4, 2027 (yielding 35 bps)

Interest Payment Dates:	May 15 and November 15 of each year, commencing November 15, 2017

Record Dates:	May 1 and November 1

Optional Redemption:	Make-whole at Adjusted Bund Rate plus 50 basis points, prior to maturity

Change of Control:	Offer to purchase at price of 101% of principal plus accrued interest

Trade Date:	April 26, 2017

Settlement Date:	May 2, 2017 (T+3)

Common Code:	144A: 160394811
Reg S: 160394803

ISIN:	144A: XS1603948115
Reg S: XS1603948032

Denominations:	€100,000 and €1,000 increments in excess thereof

Joint-Lead and Bookrunning Managers:	Morgan Stanley & Co. International plc J.P. Morgan Securities plc Goldman, Sachs & Co. Deutsche Bank AG, London Branch

Co-Manager:	Allen & Company LLC

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons, as defined under Regulation S.

This communication does not constitute an offer to sell the notes and is not a solicitation of an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent via Bloomberg or another communication system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)    None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

(e)    Each Initial Purchaser severally and not jointly, represents, warrants and agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Securities to the public in that Member State other than:

(i)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the initial purchaser for any such offer; or

(iii)    in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) including by Directive 2010/73/EU and includes any relevant implementing measure in each Member State.

ANNEX D

1.	The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum.

2.	The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in the State of California.

3.	The Company has all requisite corporate power to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and to perform its obligations under the terms of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

4.	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5.	The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

6.	Each of the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

7.	The issuance and sale of the Securities and the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and the consummation of the transactions therein contemplated do not (i) violate the Certificate of Incorporation or the Bylaws, (ii) violate any U.S. federal or New York or California state law, rule or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Purchase Agreement or the DGCL, (iii) violate any order or judgment known to us of any U.S. federal or New York or California state court or governmental agency or body having jurisdiction over the Company or any of its properties or any Delaware state court or governmental agency or body pursuant to the DGCL or (iv) violate or constitute a default under any Reviewed Agreement.

8.

No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York or California state court or governmental agency or body that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Purchase Agreement or any Delaware state court or governmental agency or body pursuant to the DGCL is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Indenture, except (i) as may be expressly contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture or the Securities; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which we express no opinion); and (iii) as may be required under the Control of Borrowing (Order) Jersey 1958 and the Companies (General Provisions) (Jersey) Order 2002 or under the rules and regulations of the Channel Islands Securities Exchange Authority Limited (the “Exchange”) with respect to the listing of the Securities on the official list of the Exchange and admitting the Securities to trading on the Exchange.

9.	The statements set forth in the Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” and “Exchange Offer; Registration Rights,” insofar as such statements purport to constitute summaries of the legal matters, documents or proceedings referred to therein, accurately summarize in all material respects the matters referred to therein.

10.	The Company is not, and upon the issuance of the Securities and the application of the net proceeds therefrom, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11.	No registration of the Securities under the Act and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and delivery of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum (it being understood that no opinion is expressed as to any subsequent resale of the Securities).

12.	The statements set forth in the Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize matters of United States federal income tax laws or legal conclusions with respect thereto, accurately summarize in all material respects the matters referred to therein.

We have participated in conferences with certain officers and other representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the current independent certified public accountants of the Company at which the contents of the Disclosure Package, the Final Offering Memorandum and related matters were reviewed and discussed and, although we do not assume any responsibility for the accuracy, completeness or fairness of the Disclosure Package or the Final Offering Memorandum (except to the extent of our statements in paragraphs 9 and 12 above), and we have made no independent check or verification thereof, no facts have come to our attention in the course of such review and discussions that have caused us to believe that:

(i)    the Disclosure Package, as of [    ] [a.m.] [p.m.], New York time on April 26, 2017 (the “Applicable Time”), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial data derived from such financial statements or schedules included therein or omitted therefrom); or

(ii)    the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial data derived from such financial statements or schedules included therein or omitted therefrom).

We also advise you that, on the basis of the foregoing, to our knowledge, except as set forth in the Disclosure Package and the Final Offering Memorandum, there are no pending or threatened actions, suits or proceedings against the Company that we believe would have a material adverse effect on the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

Such opinion and statement may include customary assumptions, qualifications, limitations and exceptions (which shall be substantially consistent with drafts of such opinion and statement delivered to counsel for the Initial Purchasers prior to the date of the Purchase Agreement).